Exhibit 5.1

June 29, 2026

QumulusAI, Inc.

817 W Peachtree Street NW, Suite 935

Atlanta, Georgia 30308

Re:         QumulusAI, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to QumulusAI, Inc., a Georgia corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (File No. 333-292514) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) with respect to the registration of up to an aggregate of 39,472,531 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), which may be offered and sold from time to time by the registered shareholders, as described in the Registration Statement.

In connection with this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied, without independent investigation, upon certificates of the officers of the Company and upon statements contained in the Registration Statement.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and other than for the Company, the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the laws of the State of Georgia (including the statutory provisions, all applicable provisions of the Georgia Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.

We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares have been or, in the case of those that may be issued in connection with the conversion of notes as described in the Registration Statement and the definitive documents filed as Exhibits 4.1, 4.2, 10.62, 10.63, 10.64, 10.65, and 10.66 to the Registration Statement (the “Definitive Documents”), will be when so issued, duly authorized and validly issued, fully paid and non-assessable within the meaning of the Georgia Business Corporation Code.

In connection with the opinion expressed above, we have assumed the filing of the Company’s Second Amended and Restated Certificate of Incorporation (in the form filed as Exhibit 3.2 to the Registration Statement) with the Secretary of State of Georgia and the effectiveness thereof under Georgia law. We have further assumed that any Common Stock issued in connection with the conversion of notes will be so issued in accordance with the terms of the Definitive Documents.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to update or supplement this opinion or to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours, /s/ Fox Rothschild LLP